UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

GENVEC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 West Watkins Mill Road
Gaithersburg, MD
(Address of principal executive offices)

20878
(Zip code)

(240) 632 0740
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 28, 2005, GenVec, Inc. (the “Company”) executed definitive agreements for and completed its previously reported sale of the assets and technology related to its myoblast cell therapy program to treat congestive heart failure. A copy of the Company’s related press release dated December 29, 2005 is filed herewith as Exhibit 99.1 and incorporated by reference.

In connection with the transaction, the Company expects to accrue a fourth quarter charge of up to $1.8 million, including non-cash charges of up to $1.1 million representing the maximum potential write-down of related intangible assets, net of the accelerated recognition of certain deferred revenues, and $141,000 for equipment and leasehold improvement disposal costs.  Cash charges include approximately $75,000 in staff termination costs paid in the fourth quarter of 2005 and $462,000 in continuing lease obligations for the Charlestown, MA facility through October 6, 2006, net of projected sublease income.

Item 2.06 Material Impairments.

The information responsive to this item is contained in the third paragraph of Item 2.05, which paragraph is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1          Press Release dated December 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenVec, Inc.

Date: January 4, 2006	By:	/s/ Jeffrey W. Church

Chief Financial Officer, Treasurer & Corporate Secretary